UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 14, 2007
UST INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	0-17506	06-1193986

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	I.R.S. Employer Identification No.)

6 High Ridge Park, Building A, Stamford, Connecticut	06905

(Address of Principal Executive Offices)	(Zip Code)
(203) 817-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name, Former Address,
if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1: PRESS RELEASE
EX-99.2: PRESS RELEASE

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 14, 2007, the Board of Directors (the “Board”) of UST Inc. (the “Company”), upon the recommendation of its Nominating & Corporate Governance Committee, elected Lawrence J. Ruisi as a director of the Company, effective January 1, 2008. Mr. Ruisi has been named a member of both the Audit and Compensation Committees of the Board. He will receive the same compensation as the other non-management directors under the Company’s current non-management director compensation program, including a monthly cash retainer of approximately $6,420, Board and committee meeting fees for each meeting attended equal to that number of shares derived by dividing $2,600 or $2,100, respectively, by the Fair Market Value (as such term is defined in the Company’s 2005 Long-Term Incentive Plan) on the date of each meeting, and reimbursement for reasonable expenses incurred in connection with the performance of service as a member of the Board and its committees. In addition, effective as of January 1, 2008, Mr. Ruisi will be granted a phantom stock award under the 2005 Long-Term Incentive Plan with a value of $25,000, representing a pro rata portion of the annual stock award for non-management directors. The settlement of such phantom stock award will be deferred under the UST Inc. Director Deferral Program and cannot be awarded until the holding requirement has been satisfied.
To the best knowledge of the Company, Mr. Ruisi does not have any direct or indirect interest (other than as a director of the Company) in any transaction or any series of transactions entered into by the Company or any of its subsidiaries since December 31, 2006, or in any currently proposed transactions to which the Company or any of its subsidiaries was or is to be a participant.
A press release dated December 14, 2007 announcing the election of Mr. Ruisi is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 8.01 Other Events
On December 14, 2007, the Board also approved a 5% increase in the Company’s 2008 quarterly dividend rate from $.60 to $.63 per share on the common stock of the Company for an indicated annual rate of $2.52 commencing with the first quarter dividend in 2008.
In addition, on that same date, the Board approved a new stock repurchase program, effective upon the completion of the current program that is expected to conclude during the first quarter of 2008, to acquire a maximum of 20 million shares of the Company’s common stock. Such repurchases may occur from time to time and may be discontinued at any time.
A press release dated December 19, 2007 announcing the Company’s increase in the 2008 quarterly dividend rate and the new stock repurchase program is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit 99.1       Press Release dated December 14, 2007
Exhibit 99.2      Press Release dated December 19, 2007

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UST INC.
Dated: December 19, 2007	By:	/s/ Richard A. Kohlberger
		Name:	Richard A. Kohlberger
		Title:	Senior Vice President, General Counsel,
Chief Administrative Officer and Secretary

3

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Press Release dated December 14, 2007

99.2	Press Release dated December 19, 2007

4